Exhibit 5.1

FOLEY HOAG LLP

ATTORNEYS AT LAW

April 2, 2007

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01923

Ladies and Gentlemen:

We have acted as counsel to ABIOMED, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by certain stockholders of the Company of up to 600,260 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share.

You have requested our opinion with respect to the matters set forth below.

We are familiar with the Company’s Certificate of Incorporation, as amended and restated and in the form certified by the Secretary of State of the State of Delaware on March 26, 2007, its By-Laws, as amended and restated and in the form appearing in the Company’s minute books, and the records of meetings and consents of its Board of Directors and committees thereof and of its stockholders provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America.

ABIOMED, Inc.

April 2, 2007

Based upon and subject to the foregoing, it is our opinion that the Shares are legally issued, fully paid and nonassessable.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

FOLEY HOAG LLP

By:	/s/ Peter M. Rosenblum
a Partner